UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2017, Hope Bancorp, Inc. (the “Company”) received a notification letter from Nasdaq Listing Qualifications (the “Notification Letter”) stating that because the Company has not yet filed its Form 10-Q for the quarter ended March 31, 2017 (the “First Quarter 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

The Notification Letter noted that, under the Nasdaq Listing Rules, the Company has until May 22, 2017 to submit a plan to regain compliance, and if accepted, the Nasdaq Hearings Panel may grant the Company an exception period to file the First Quarter 10-Q up to September 12, 2017. The Company submitted a plan to Nasdaq Listing Qualifications to regain compliance on May 19, 2017. The Notification Letter has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market.

On May 22, 2017, the Company issued a news release announcing the receipt of the Notification Letter. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this report pursuant to Item 5.02 of Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description of Exhibit

99.1	News release dated May 22, 2017 concerning receipt of Nasdaq notification letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: May 22, 2017	/s/ Kevin S. Kim
Kevin S. Kim
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	News release dated May 22, 2017 concerning receipt of Nasdaq notification letter.